As filed with the Securities and Exchange Commission on April 26, 1995.
                                               Registration No. 33-__________
- -----------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

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                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

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 Incorporated          AMERICAN PREMIER GROUP, INC.          I.R.S. Employer
Under the Laws            ONE EAST FOURTH STREET            Identification No.
  of Ohio                 CINCINNATI, OHIO  45202                31-1422526

             -------------------------------------------------------

             THE PENN CENTRAL CORPORATION CAREER SHARE PURCHASE PLAN

             -------------------------------------------------------

                               James E. Evans, Esq.
                    Senior Vice President and General Counsel
                           American Premier Group, Inc.
                              One East Fourth Street
                             Cincinnati, Ohio  45202
                                  (513) 579-2536
                          (Agent for Service of Process)






                         CALCULATION OF REGISTRATION FEE

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                                   Proposed      Propsoed
                                   Maximum       Maximum
  Title of            Amount       Offering      Aggregate      Amount of
 Securities           To Be         Price        Offering     Registration
To Be Registered    Registered    Per Share       Price           Fee
- -----------------------------------------------------------------------------
 Common Stock,       466,799*      $24.75**    $11,058,275**     $3,814***
   par value         Shares
 $1 per share
- -----------------------------------------------------------------------------

  * This Registration Statement is filed for up to 446,799 shares issuable upon conversion of shares of Preferred Stock purchased pursuant to The Penn Central Corporation Career Share Purchase Plan.

 ** Estimated solely for purposes of calculating registration fee.

*** Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock quoted on the New
    York Stock Exchange Composite Tape on April 19, 1995, of $24.75 per share.

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                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by American Premier Group, Inc. ("American Premier" or the "Registrant") with the Securities and Exchange Commission are incorporated as of their respective dates in this Registration Statement by reference:

         (i) Proxy Statement/Prospectus filed pursuant to Rule 424(b) by American Premier on February 21, 1995
    (the "Proxy Statement/Prospectus") relating to American
    Premier's Registration Statement on Form S-4 (File No.
    33-56813); and

         (ii) The description of the shares of American Premier common stock, par value $1 per share ("American Premier Common Stock") contained in American Premier's Registration Statement on Form 8-B filed pursuant to Section 12 of the Securities Exchange Act of 1934 on April 17, 1995.

    All reports and other documents filed by American Premier pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

    Not applicable.


Item 5.  Interests of Named Experts and Counsel.

    The financial statements incorporated in this Registration Statement by reference to the Proxy Statement/Prospectus have been so incorporated in reliance upon the reports of Deloitte & Touche LLP, independent auditors, given on the authority of such firm as experts in accounting and auditing.

    Legal matters in connection with the issuance of American Premier Common Stock offered hereby have been passed upon by James E. Evans, Esq., Senior Vice President and General Counsel of American Premier, One East Fourth Street, Cincinnati, Ohio 45202. Mr. Evans, a director of American Premier and a full-time

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employee of a subsidiary of American Premier, owns 25,000 shares of American Premier Common Stock and holds options to purchase
11,819 shares of American Premier Common Stock.


Item 6.  Indemnification of Directors and Officers.

    A.   Indemnification Pursuant to the Ohio General
         Corporation Law and the Articles and Code of Regulations of American Premier.

    Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by American Premier to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of American Premier, by reason of the fact that he is or was a director, officer, employee or agent of American Premier, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of American Premier and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of American Premier, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to American Premier unless determined by the court. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders. American Premier has entered into an indemnification agreement with each director and officer which provides a contractual right to indemnification against such expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses and contains additional provisions regarding determination of entitlement, defense of claims, rights of contribution and other matters.

    American Premier's Code of Regulations provides that
American Premier shall indemnify such persons to the fullest extent permitted by law.

    B. Other indemnification provisions affecting directors and officers of American Premier are described below.

    The American Premier Group, Inc. Stock Option Plan (the "Stock Option Plan") provides that no member of the Board of Directors of American Premier or any committee thereof organized to administer the Stock Option Plan shall be liable for any action, determination or omission taken or made in good faith

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with respect to the Stock Option Plan or any option granted thereunder.

    The American Premier Group, Inc. Employee Stock Purchase
Plan (the "Employee Stock Purchase Plan") provides that no member of the Board of Directors of American Premier or any committee thereof organized to administer the Employee Stock Purchase Plan shall be liable for any action, determination or omission taken or made in good faith with respect to the Employee Stock Purchase Plan or any right granted thereunder.

    American Premier maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of American Premier and of the companies which are, directly or indirectly, more than 50% owned by American Premier. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, or all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds, settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claim arising out of acts alleged to have been committed prior to October 24, 1978. The insurer limit of liability under the policy is $50,000,000 in the aggregate for all losses each year subject to certain individual and aggregate deductibles. The policy contains various exclusions and reporting requirements.


Item 7.  Exemption from Registration Claimed.

    Not applicable.


Item 8.  Exhibits.

    4 The Penn Central Corporation Career Share Purchase Plan, as amended, incorporated by reference to Exhibits (10)(iii)(e) and (10)(iii)(c)(ii) to the Annual Reports on Form 10-K for 1986 and 1988, respectively, of The Penn Central Corporation (now American Premier Underwriters, Inc., a subsidiary of American Premier).

    5 Opinion of James E. Evans, Esq., Senior Vice President and General Counsel of American Premier.

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    23.1 Consent of Deloitte & Touche LLP.

    23.2 Consent of James E. Evans, Esq. (Contained in
         Exhibit 5).

    24   Powers of Attorney (Contained on the signature pages).

    28 Information from reports furnished to state insurance regulatory authorities, incorporated by reference to Exhibit (28) to the Annual Report on Form 10-K for 1994 of American Premier Underwriters, Inc. and Exhibit (28) to the Annual Report on Form 10-K for 1994 of American Financial Corporation.


Item 9.  Undertakings.

    9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of

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
1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.























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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, and State of Ohio, on April 26, 1995.

                                  AMERICAN PREMIER GROUP, INC.


                                  By     Carl H. Lindner
                                         Carl H. Lindner
                                    Chairman of the Board and
                                     Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                Title                   Date

*  Theodore H. Emmerich         Director               April 26, 1995
   Theodore H. Emmerich


*     James E. Evans            Director               April 26, 1995
      James E. Evans


* Each of the officers and directors before whose name appears an asterisk, by his signature, constitutes and appoints James E. Evans, Neil M. Hahl and Robert W. Olson, and each of them, severally, his true and lawful attorney or attorneys to sign in his name, place and stead in his office and capacity as aforesaid to any and all amendments to this registration statement (including any post-effective amendments) and to any and all instruments and documents filed as a part of, or in connection with, any such amendments; each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director, every act whatsoever which such attorneys, or any of them, may deem necessary or advisable to be done in connection therewith as fully and to all intents and purposes as each such officer and director might or could do in person; and each such officer and director hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any of them, shall do or cause to be done by virtue hereof.

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        Signature                     Title                  Date

*     Thomas M. Hunt               Director              April 26, 1995
      Thomas M. Hunt



*     Carl H. Lindner        Chairman of the Board and   April 26, 1995
      Carl H. Lindner        Chief Executive Officer
                                 and a Director


*   Carl H. Lindner III            Director              April 26, 1995
    Carl H. Lindner III



*    S. Craig Lindner              Director              April 26, 1995
     S. Craig Lindner



*    William R. Martin             Director              April 26, 1995
     William R. Martin



*   Alfred W. Martinelli           Director              April 26, 1995
    Alfred W. Martinelli



      Fred J. Runk         Senior Vice President and     April 26, 1995
      Fred J. Runk         Treasurer (Principal Finan-
                          cial and Accounting Officer)


* Each of the officers and directors before whose name appears an asterisk, by his signature, constitutes and appoints James E. Evans, Neil M. Hahl and Robert W. Olson, and each of them, severally, his true and lawful attorney or attorneys to sign in his name, place and stead in his office and capacity as aforesaid to any and all amendments to this registration statement (including any post-effective amendments) and to any and all instruments and documents filed as a part of, or in connection with, any such amendments; each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director, every act whatsoever which such attorneys, or any of them, may deem necessary or advisable to be done in connection therewith as fully and to all intents and purposes as each such officer and director might or could do in person;
and each such officer and director hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any of them, shall do or cause to be done by virtue hereof.

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                               EXHIBIT INDEX


    4 The Penn Central Corporation Career Share Purchase Plan, as amended, incorporated by reference to Exhibits (10)(iii)(e) and (10)(iii)(c)(ii) to the Annual Reports on Form 10-K for 1986 and 1988, respectively, of The Penn Central Corporation (now American Premier Underwriters, Inc., a subsidiary of American Premier).

    5 Opinion of James E. Evans, Esq., Senior Vice President and General Counsel of American Premier.

    23.1 Consent of Deloitte & Touche LLP.

    23.2 Consent of James E. Evans, Esq. (Contained in
         Exhibit 5).

    24   Powers of Attorney (Contained on the signature pages).

    28 Information from reports furnished to state insurance regulatory authorities, incorporated by reference to Exhibit (28) to the Annual Report on Form 10-K for 1994 of American Premier Underwriters, Inc. and Exhibit (28) to the Annual Report on Form 10-K for 1994 of American Financial Corporation.




















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